Exhibit 10.1

MOU BETWEEN UEG AND

PES – PRIVATE ENERGY SYSTEMS

UEG and PES have agreed to a partnership to develop, construct, operate, and manage the Willow Ridge wind power project (100-135 MW) (Final capacity will be decided upon completion engineering design) in Alberta, Canada and PES has expressed their interest to invest in the project and to become an equity share holder in UEG Green Energy Solution/Alberta Inc.

Project status as per today (report to be attached by PES, dated May 25, 2011)

Project asset as per today (report to be attached by PES)

UEG is in a development stage to take public UEG GREEN ENERGY SOLUTION/ALBERTA INC. Payment for this process has been done and filing of S1 is expected to be completed by end of July.

UEG COMMITMENT

- To purchase all the Willow Ridge Wind Power Project Assets from Shear Wind through PES at the agreed amount of $4.5M (four million five hundred thousand US dollars) per list attached

- UEG agrees that PES may invest up to 49% of total interim equity needed for the project and to allocate for them up to 49% equity shares from UEG’s 100% shares in UEG Green Energy Solution/Alberta Inc. If no investment is made by PES, then an agreed upon amount of 7% will be provided to PES for their consideration and work on this project.

- UEG will provide 100% funding for this project; as per the agreed mile stones, $20M- $25M, 60 days from accepting of the S1 and the balance as per project milestone requirement to be finalized. (Preliminary Project Construction gantt chart of expenses attached)

- UEG agrees to fund all pre-construction activities (before shovel in ground) at the agreed estimated amount of $687k as per the PES List of Activities and Time Line (gantt chart attached)

- UEG nominated PES to take over the project from Shear Wind at this stage and to complete the pre-construction activities; engineering, logistic and administration (to deal with power local & government authorities and acquiring all permits) through COD (Commercial Operations Date) as defined in the PES Development Agreement in which UEG, on behalf of Green Energy Solutions /Alberta Inc. UEG will approve promptly, upon cross execution of this MOU.

- UEG nominated PES to handle the general project management and to supervise the construction of Willow Ridge Project as per project construction gantt chart time line.

- UEG will nominate PES to handle the O&M for 20 years as per cost of activities gantt chart (to be attached by PES). Agreement will be signed at a later stage.

PES COMMITEMENT

- PES confirmed that the project has studied and understood by them and they have the proper skilled staff, know how & capability to complete the required engineering, management and supervision of this project (letter from PES to be attached) and to provide O&M services for the period of 20 years from starting generation.

- PES will provide all services and activities as per list attached (PES to attached list or to insert here below)

- PES will need to provide a detailed breakdown outlining the project acquisition costs for the Willow Ridge Project-Alberta Canada including but not limited to: Master List of Project Assets, Documents, Agreements and Permits.

- PES will be responsible to assign the Interconnection Agreement and all project assets purchase from Shear wind to UEG Green Energy Solution/Alberta Inc. after payment has occurred by UEG.

- PES will be responsible for completing all pre-project activities as per Gantt chart attached. -PES will be responsible for supervision and managing of the EPC and O&M. -PES will also provide all required documents as per the list below:

•       Executive summary or Business Plan

•       Financials

•       Articles of Incorporation

•       Certificate of good starting

•       Management bio`s

•       Agreement or contracts (i.e. PPA, LOI`s, etc. to be provide by JV )

•       Cap table and/or shareholders who owns private co. ( to be provided by JV )

- PES will be responsible for acquiring all required permits from power utilities, government and local authorities for this project.

- PES will be responsible to secure and close the Land Lease Agreement.

WHEREOF, the Parties hereto agree to all of the terms and conditions of this Agreement and in acknowledgement thereof have set their hands on the date first written above

Private Energy Systems:	Notary:

Signature /s/ David Adult

Full Name     David Ault
Title/Position President
 Thursday, June 30, 2011

UEG GREEN ENERGY SOLUTION/ALBERTA INC.:

Signature  /s/ Avi Einhoren

Full Name:  Avi Einhoren
Title/Position:  CEO
Thursday, June 30, 2011

WITNESS By:

Signature:  /s/ Byle Barnett

Full Name: Kyle Barnette
 Thursday, June 30, 2011